FLORIDA DEPARTMENT OF STATE
Division of Corporations

February 9, 2022

Re: Document Number P05000139155

The Articles of Amendment to the Articles of Incorporation of CAN B CORP., a Florida corporation, were filed on February 4, 2022.

Should you have any questions regarding this matter, please telephone (850) 245-6050, the Amendment Filing Section.

Terri J Schroeder
Regulatory Specialist III
Division of Corporations

Letter Number: 422A00003160

Account number: FCA000000015

Amount charged: 35.00

**COVER LETTER**

**TO:** Amendment Section
Division of Corporations

**NAME OF CORPORATION:** Can B Corp.

**DOCUMENT NUMBER:** P05000139155

The enclosed ***Articles of Amendment*** and fee are submitted for filing.

Please return all correspondence concerning this matter to the following:

Stan Teeple
Name of Contact Person

Can B Corp.
Firm/ Company

960 South Broadway Suite 120
Address

Hicksville, NY 11801
City/ State and Zip Code

stan@canbiola.com
E-mail address: (to be used for future annual report notification)

For further information concerning this matter, please call:

Arden Anderson at (619) 2544459
Name of Contact Person — Area Code & Daytime Telephone Number

Enclosed is a check for the following amount made payable to the Florida Department of State:

☐ $35 Filing Fee

☐ $43.75 Filing Fee & Certificate of Status

☐ $43.75 Filing Fee & Certified Copy (Additional copy is enclosed)

☐ $52.50 Filing Fee Certificate of Status Certified Copy (Additional Copy is enclosed)

**Mailing Address**
Amendment Section
Division of Corporations
P.O. Box 6327
Tallahassee, FL 32314

**Street Address**
Amendment Section
Division of Corporations
The Centre of Tallahassee
2415 N. Monroe Street, Suite 810
Tallahassee, FL 32303

**Articles of Amendment**
**to**
**Articles of Incorporation**
**of**

Can B Corp.

**(Name of Corporation as currently filed with the Florida Dept. of State)**

P05000139155

(Document Number of Corporation (if known))

Pursuant to the provisions of section 607.1006, Florida Statutes, this ***Florida Profit Corporation*** adopts the following amendment(s) to its Articles of Incorporation:

**A. If amending name, enter the new name of the corporation:**

_______________ *The new name must be distinguishable and contain the word "corporation," "company," or "incorporated" or the abbreviation "Corp.," "Inc.," or Co.," or the designation "Corp," "Inc," or "Co". A professional corporation name must contain the word "chartered," "professional association," or the abbreviation "P.A."*

**B. Enter new principal office address, if applicable:**
***(Principal office address MUST BE A STREET ADDRESS )***

**C. Enter new mailing address, if applicable:**
***(Mailing address MAY BE A POST OFFICE BOX)***

FILED
2022 FEB -4 AM 8:44
SECRETARY OF STATE
TALLAHASSEE, FL

**D. If amending the registered agent and/or registered office address in Florida, enter the name of the new registered agent and/or the new registered office address:**

*Name of New Registered Agent* _______________

_______________
*(Florida street address)*

*New Registered Office Address*: _______________ *(City)*, Florida _______________ *(Zip Code)*

**New Registered Agent's Signature, if changing Registered Agent:**
*I hereby accept the appointment as registered agent. I am familiar with and accept the obligations of the position.*

_______________
*Signature of New Registered Agent, if changing*

**Check if applicable**

☐ The amendment(s) is/are being filed pursuant to s. 607.0120 (11) (e), F.S.

**If amending the Officers and/or Directors, enter the title and name of each officer/director being removed and title, name, and address of each Officer and/or Director being added:**

*(Attach additional sheets, if necessary)*

*Please note the officer/director title by the first letter of the office title:*

*P = President; V= Vice President; T= Treasurer; S= Secretary; D= Director; TR= Trustee; C = Chairman or Clerk; CEO = Chief Executive Officer; CFO = Chief Financial Officer. If an officer/director holds more than one title, list the first letter of each office held. President, Treasurer, Director would be PTD.*

*Changes should be noted in the following manner. Currently John Doe is listed as the PST and Mike Jones is listed as the V. There is a change, Mike Jones leaves the corporation, Sally Smith is named the V and S. These should be noted as John Doe, PT as a Change, Mike Jones, V as Remove, and Sally Smith, SV as an Add.*

**Example:**

| Type of Action | Title | Name |
|---|---|---|
| X Change | PT | John Doe |
| X Remove | V | Mike Jones |
| X Add | SV | Sally Smith |

| Type of Action (Check One) | Title | Name | Address |
|---|---|---|---|
| 1) ____ Change | ______ | ____________________ | ____________________ |
| ____ Add | | | ____________________ |
| ____ Remove | | | ____________________ |
| 2) ____ Change | ______ | ____________________ | ____________________ |
| ____ Add | | | ____________________ |
| ____ Remove | | | ____________________ |
| 3) ____ Change | ______ | ____________________ | ____________________ |
| ____ Add | | | ____________________ |
| ____ Remove | | | ____________________ |
| 4) ____ Change | ______ | ____________________ | ____________________ |
| ____ Add | | | ____________________ |
| ____ Remove | | | ____________________ |
| 5) ____ Change | ______ | ____________________ | ____________________ |
| ____ Add | | | ____________________ |
| ____ Remove | | | ____________________ |
| 6) ____ Change | ______ | ____________________ | ____________________ |
| ____ Add | | | ____________________ |
| ____ Remove | | | ____________________ |

**E. If amending or adding additional Articles, enter change(s) here:**
(Attach *additional sheets, if necessary*). *(Be specific)*

**F. If an amendment provides for an exchange, reclassification, or cancellation of issued shares, provisions for implementing the amendment if not contained in the amendment itself:**
*(if not applicable, indicate N/A)*

Effective upon filing of these Articles of Amendment, each 15 shares of the corporation's common stock, Nil par value, will automatically be combined into 1 validly issued, fully paid and non-assessable share of common stock, without any further action by the corporation or holder thereof ("Reverse Stock Split"). No fractional shares will be issued as a result of the Reverse Stock Split. Rather, fractional shares created as a result of the Reverse Stock Split shall be rounded up to the next whole number, such that, in lieu of fractional shares, each shareholder who otherwise would be entitled to receive fractional shares of common stock as a result of the Reverse Stock Split shall instead be entitled to receive the next largest whole number of shares of common stock.

**The date of each amendment(s) adoption:** ______________________________, if other than the date this document was signed.

**Effective date if applicable:** ______________________________

*(no more than 90 days after amendment file date)*

**Note:** If the date inserted in this block does not meet the applicable statutory filing requirements, this date will not be listed as the document's effective date on the Department of State's records.

**Adoption of Amendment(s)** **(CHECK ONE)**

☐ The amendment(s) was/were adopted by the incorporators, or board of directors without shareholder action and shareholder action was not required.

■ The amendment(s) was/were adopted by the shareholders. The number of votes cast for the amendment(s) by the shareholders was/were sufficient for approval.

☐ The amendment(s) was/were approved by the shareholders through voting groups. *The following statement must be separately provided for each voting group entitled to vote separately on the amendment(s):*

"The number of votes cast for the amendment(s) was/were sufficient for approval

by ______________________________."

*(voting group)*

Dated 2/7/22

Signature ______________________________

(By a director, president or other officer – if directors or officers have not been selected, by an incorporator – if in the hands of a receiver, trustee, or other court appointed fiduciary by that fiduciary)

Marco Alfonsi

(Typed or printed name of person signing)

CEO

(Title of person signing)

FILED
2022 FEB -4 AM 8:45
SECRETARY OF STATE
TALLAHASSEE, FL